                                                                   EXHIBIT 10.13



        THIS CONVERTIBLE SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND IS A RESTRICTED SECURITY AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THIS CONVERTIBLE SECURED NOTE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY.


                            CONVERTIBLE SECURED NOTE

No. ____________                                     San Francisco, California
$______________                                      December __, 1999

        FOR VALUE RECEIVED, Spatialight, Inc., a corporation organized and existing under the laws of the State of New York (the "Company"), hereby promises to pay to <<Name>> ("Payee") the principal sum of $<<Amount_Invested>>, or so much thereof as shall have been funded in accordance with the Convertible Secured Loan Agreement dated of even date herewith, among the Company, Payee and Others (the "Loan Agreement") on the earlier of June 30, 2001, the first business day ninety days after the removal or resignation of Robert Olins from the board of directors of the Company, or such earlier or later date as this Note shall become due by lapse of time, acceleration, extension, conversion of the outstanding principal amount hereof into equity, or otherwise, as provided herein (the "Maturity Date"), with interest on the principal sum hereof, as set forth below in Paragraph 1. This Note is one of a series of Convertible Secured Notes ("Convertible Notes") issued on the date hereof pursuant to the Loan Agreement in an aggregate principal amount not to exceed Two Million Eight Hundred Seventy-Five Thousand Dollars ($2,875,000) (the "Convertible Note Series").

        1. Payment of Interest. This Note will bear interest at the rate of six percent (6%) per annum. Interest shall be payable on the Maturity Date. At the option of the Payee, subject to applicable securities laws and upon notice received by the Company within ten (10) days of the Maturity Date, any interest due and payable hereunder, shall be paid by the issuance of common stock of the Company having a Market Value equal to the amount of interest due hereunder. For purposes of the preceding sentence, the term "Market Value" shall mean the average closing public trading price for such common stock for (i) the ten (10) previous trading days, if at least five (5) trades have occurred during such ten trading days, or if not, (ii) the previous ten (10) trades. Interest shall be calculated on the basis of actual days elapsed over a 365 day year. On the first business day after the Company receives a Payee's notice of an election to receive interest payable hereunder in the form of common stock of the Company, and not before, such Payee shall be deemed to be a stockholder of record of the Company. The Company shall issue certificates representing such common stock within a reasonable time of a Payee's election. Subject to Section 3(a)(ii), Payees that have not timely notified the Company of an election to receive interest in stock shall receive a payment from the Company representing such outstanding interest on the eleventh day following the Maturity Date.

        2. Repayment of Principal. Payment on the principal balance of this Note will be made on the Maturity Date. The Company shall have no right to prepay any portion of this Note, except the mandatory conversion right provided in Section 3(a)(ii).

        3. Conversion Rights.

               (a) Conversion.

                      (i) Voluntary Conversion. Payee may at any time and from time to time, at Payee's option, before the Maturity Date (including during any period between the removal or resignation of Robert Olins from the Company's board of directors and the business day ninety days thereafter), subject to the terms and conditions hereinafter set forth, convert all or part of the unpaid principal balance of this Note into fully paid and nonassessable shares of common stock, $.01 par value, of the Company (the "Common Shares"), at the Conversion Price (as hereinafter defined in effect on the Conversion Date (as hereinafter defined)). Accrued and unpaid interest on this Note is not subject to conversion pursuant to this Paragraph 3.

                      (ii) Mandatory Conversion. In the event the principal balance has not been converted into equity under Paragraph 3(a)(i) above, all of the unpaid principal and the outstanding interest of this Note shall be automatically converted into Common Shares upon the earlier to occur of the following: (A) the date after which (i) the Common Stock of the Company has attained a price in excess of $7.00 per share for twenty (20) consecutive trading days (the "Elevated Price Period") and (ii) the Company has binding purchase orders for the Company's 1280DV and/or 1280BC product for over 50,000 units over the succeeding twelve (12) month period, or (B) the date ("Product Sales Date") on which binding purchase orders for the Company's 1280DV and/or 1280BC product exceeds 100,000 units for delivery over the succeeding twelve
(12) month period. The conversion shall take place on the fifth (5th) business day succeeding the Elevated Price Period or the Product Sales Date (the "Mandatory Conversion Date"), the rights of Payee in and to repayment of the principal of this Note in cash will cease as of the Mandatory Conversion Date, and Payee will thereafter be deemed to be the record holder of the Common Shares issuable to Payee upon conversion. Payee will use commercially reasonable efforts to surrender the Note to the Company within ten (10) days of receipt of notice of the Mandatory Conversion Date. In any event, a Payee must surrender his or her Note to the Company prior to receiving any payment of interest.

               (b) Method of Conversion. To convert the outstanding principal or interest under Section 3(a)(i) or Section 1 hereunder into Common Shares, Payee must surrender this Note to the Company during usual business hours at the Company's principal office at 9 Commercial Blvd., Suite 200, Novato, California 94949 (or at such other location designated in a written notice given by the Company to Payee), accompanied by a written conversion notice substantially in the form attached hereto as Annex I (the "Written Conversion Notice") duly executed by Payee or its attorney duly authorized in writing. Any such conversion will be deemed to have been made upon the later of the day that this
Note is surrendered, accompanied by the Written Conversion Notice, the day which Payee first has a right to convert the amount in question into equity, or if such date is not a business day, the next succeeding business day (the



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
"Conversion Date"). The rights of Payee in and to the portion of this Note so converted will cease as of the Conversion Date and Payee will thereafter be deemed to be the record holder of the Common Shares issuable to Payee upon conversion. Any partial conversion of principal and interest must be in multiples of One Hundred Thousand Dollars ($100,000) unless otherwise agreed by the Company.

               (c) Conversion Price. The conversion price (the "Conversion Price") at which Common Shares will initially be issuable upon conversion of this Note will be Three and 50/100 Dollars ($3.50) per Common Share. The Conversion Price will be subject to adjustment as provided in Paragraph 3(f) below.

               (d) Delivery of Certificates; Remainder Note. As promptly as practicable after a Conversion Date or Mandatory Conversion Date, the Company will deliver or cause to be delivered to Payee one or more certificates representing the number of fully paid and nonassessable Common Shares into which this Note has converted, determined by dividing the principal amount to be converted hereunder by the Conversion Price. In the event of a partial conversion before the Maturity Date, the Company will reissue a Note to Payee in the form hereof in the amount of the remaining principal balance of this Note and all accrued and unpaid interest on the remaining principal balance of the Note will remain outstanding and will be payable in accordance with Paragraph 1 hereof. No fractional shares shall be issued upon conversion of this Note; but in lieu thereof Company shall pay in cash the amount not converted into equity.

               (e) No Dividend Adjustment. If the Company pays cash dividends on Common Shares before a Conversion Date and Payee thereafter elects to convert amounts hereunder, no adjustment shall be made to the number of shares issuable to Payee.

               (f) Adjustment of Conversion Price. The Conversion Price will be subject to adjustment from time to time as follows:

                      (i) Common Shares Issued at Less Than the Effective Conversion Price. If the Company issues any Common Shares other than Excluded Shares (as defined below) (the "Additional Common Shares") without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance (the "Effective Conversion Price"), the Conversion Price shall be reduced to a Price determined by multiplying the Effective Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of Common Shares outstanding immediately prior to such issuance (including the Common Shares issuable upon the conversion of any notes outstanding as of the date hereof to Argyle Capital Management Corporation) plus
(2) the number of Common Shares that the aggregate consideration received by the Company for the total number of Additional Common Shares so issued would purchase at such Effective Conversion Price and (B) the denominator of which shall be the number of Common Shares outstanding immediately prior to such issuance (including the Common Shares issuable upon the conversion of any notes outstanding as of the date hereof to Argyle Capital Management Corporation) plus the number of Additional Common Shares so issued. For purposes of this Subparagraph 3(f), the term "Common Shares" shall mean, collectively, all Common Shares of the Company, and any security of the Company now outstanding or hereafter issued by the Company which is convertible or exchangeable into any class of Common Shares.

                      (ii) Certain Adjustment Factors. For the purposes of any adjustment of the Conversion Price pursuant to subparagraph (f)(i) above, the following provisions shall be applicable:

                             (A) Cash. In the case of the issuance of Common
Shares for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Shares before deducting therefrom (y) any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof and (z) any amount paid or payable for accrued interest or accrued dividends; and

                             (B) Consideration Other Than Cash. In the case of
the issuance of Common Shares (other than upon the conversion of shares of capital shares or other securities of the Company) for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined by the Board of Directors of the Company, whose determination shall be reasonable), irrespective of any accounting treatment; provided that such fair value as determined by the Board of Directors shall not exceed the aggregate Market Value of the Common Shares being issued as of the date the Board of Directors authorizes the issuance of such Common Shares; and

                             (C) Options and Convertible Securities. In the case
of the issuance of (x) options, warrants or other rights to purchase or acquire Common Shares (whether or not exercisable immediately following such issuance), other than 12,500,000 Common Shares, as equitably adjusted, to be reserved for issuance under an equity incentive or similar plan of the Company, (y) securities by their terms convertible into Common Shares or exchangeable for Common Shares immediately following such issuance, or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not exercisable immediately following such issuance):

                                    (1) the aggregate maximum number of Common
Shares deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Shares shall be deemed to have been issued at the time such options, warrants or other rights become exercisable and for a consideration equal to the consideration (determined in the manner provided in clauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or other rights plus the minimum purchase price provided in such options, warrants or other rights for the Common Shares covered thereby;

                                    (2) the aggregate maximum number of Common
Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities become convertible or exchangeable or such options, warrants or other rights become exercisable and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accumulated dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in clauses (A) and (B) above);

                                    (3) on any change in the number of Common
Shares deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from any subdivision, split-up, combination or reclassification thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                                    (4) on the expiration or cancellation of any
such options, warrants or other rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon such becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights becoming exercisable or securities becoming convertible or exchangeable on the basis of the issuance of only the number of Common Shares actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                                    (5) if the Conversion Price shall have been
adjusted upon such options, warrants or other rights becoming exercisable or such convertible or exchangeable securities becoming convertible or exchangeable, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Shares upon the exercise, conversion or exchange thereof.

                      (iii) Excluded Shares. "Excluded Shares" shall mean (A) any shares issued to all holders of the Company's Common Shares pursuant to a stock dividend, subdivision or split-up of such shares; (B) issuances pursuant to awards granted for up to 2,000,000 Common Shares, as equitably adjusted, under an equity incentive or similar plan of the Company; (C) issuances upon the conversion of this Note or any other Convertible Note, or any Convertible Note reissued upon conversion, in part, of the outstanding principal on this Note or on any other Convertible Note reissued upon conversion; (D) issuances upon the exercise of the notes, warrants or other securities listed on Schedule 4.2 of the Loan Agreement.



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
                      (iv) Stock Dividends: Stock Splits, etc. If the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such stock dividend or the effective date of such subdivision or such split-up, as the case may be, the Conversion Price shall be appropriately adjusted so that Payee will be entitled to receive the number of Common Shares of the Company which Payee would have owned immediately following such action had all of the unpaid principal of this Note been converted immediately prior thereto.

                      (v) Combination of Shares. If the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that Payee will be entitled to receive the number of Common Shares of the Company which Payee would have owned immediately following such action had all of the unpaid principal of this Note been converted immediately prior thereto.

                      (vi) Reorganizations, Etc. In the case of any capital reorganization of the Company, any reclassification of Common Shares, the consolidation of the Company with or the merger of the Company with or into any other entity (other than a reorganization or merger solely for the purpose of a change in the state of incorporation of the Company) or the sale, lease or other transfer of all or substantially all of the assets of the Company to any other person or entity, all or part of the unpaid principal of this Note will after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of this Note would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer. The subdivision or combination of Common Shares issuable upon conversion of this Note into a greater or lesser number of Common Shares (whether with or without par value) shall not be deemed to be a reclassification of the Common Shares of the Company for the purposes of this clause (vi).

                      (vii) Evidence of Indebtedness or Assets. In case the Company shall declare a distribution payable in securities of any other individual, corporation, partnership, association, trust or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof ("Person"), evidences of indebtedness issued by the Company or other Persons or assets (excluding cash dividends or dividends payable solely in Common Shares) then, in each such case, Payee shall be entitled to receive a proportionate share of any such distribution as if the entire unpaid principal of this Note had been converted into Common Shares as of the record date for the determination of holders entitled to receive such distribution.

                      (viii) Rounding of Calculations: Minimum Adjustment. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Paragraph 3 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one cent ($0.01), but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one cent ($0.01) or more.

                      (ix) Applicable Adjustment. In any case in which two or more separate provisions of this subparagraph (f) shall require an adjustment to the Conversion Price, the applicable adjustment shall be the largest adjustment lowering the Conversion Price resulting from the application of any and all appropriate provisions of this subparagraph (f) to such event.

               (g) Statement Regarding Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Company shall compute the adjusted Conversion Price in accordance with this Paragraph 3 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and the facts requiring such adjustment, and such certificate shall forthwith be delivered to Payee.

               (h) Return/Cancellation. This Note, when surrendered for conversion as herein provided in this Paragraph 3, (i) will be cancelled and no longer deemed to be outstanding if the entire outstanding principal balance of this Note is converted, and all rights with respect to this Note will forthwith cease and terminate, except the right of Payee to receive Common Shares, or (ii) will be reissued if less than the entire outstanding principal balance of this
Note is converted into equity and a new convertible note evidencing the remaining principal balance of this Convertible Note will be reissued.

               (i) Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, for the purpose of effecting the conversion of this Note, the full number of shares of Common Shares then deliverable upon the conversion of this Note.

               (j) Valid Issuance. The Company hereby covenants that all Common Shares that may be issued upon conversion of this Note will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges upon issuance, and that the Company will take no action which will cause a contrary result including, without limitation, any action which would cause the Conversion Price to be less than the par value of the Common Shares.

               (k) Legends. Each certificate for Common Shares issued upon the conversion of this Note will be stamped or otherwise imprinted with a legend in substantially the following form:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.



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The foregoing legend will be removed from the certificates representing Common
Shares, upon receipt of an opinion of counsel satisfactory to the Company that transfer of the shares would comply with applicable securities laws.

        4. Events of Default. The following events shall be deemed an event of default under this Note (each, an "Event of Default"):

               (a) Failure to Pay. A failure in the payment of any installment of interest or principal on this Note or any part thereof on the date the same is due which failure continues uncured for a period of at least ten (10) days;

               (b) Cross-Default. A failure in the payment of any interest or principal on any other obligation of the Company owed to the Senior Lenders (as such term is defined in that certain Intercreditor Agreement of even date herewith) on the date the same is due which failure continues uncured for a period of least ten (10) days;

               (c) Voluntary Bankruptcy. The Company (i) admits in writing its inability to pay its debts as they come due, or makes a general assignment for the benefit of its creditors; (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeks appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or (iii) takes any corporate action to authorize any of the actions set forth above in this Paragraph (4)(c);

               (d) Insolvency Proceedings. Any case, proceeding or other action against the Company is commenced seeking to have an order for relief entered against the Company as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Company or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action remains undismissed for a period of ninety
(90) days;

               (e) Material Breach of Note. The Company breaches, in a material respect, or fails to perform any material provision or covenant of this Note (other than the payment of any installment of interest on this Note or any part thereof on the date the same is due, which event is provided for in Paragraph 4(a)), which breach or failure to perform is not cured within fifteen (15) days of receipt of written notice thereof from Payee to the Company;

               (f) Breach of Loan Agreement. The Company breaches, in a material respect, or fails to perform any material covenant, condition or other provision of the Loan Agreement, or of any other Loan Document (as defined in the Loan Agreement), which breach or failure to perform is not cured within fifteen (15) days of receipt of written notice thereof from Payee to the Company;

               (g) Adverse Change. Any change in the Company's financial condition or operations (including, without limitation, a change to the continued validity of all patents and trademarks described in Schedule 4.9(a) to the Loan Agreement) which: (a) has or reasonably could be expected to have any material adverse effect upon the validity or enforceability of any material provision of this Note, the Loan Agreement, or any other Loan Document (as defined in the Loan Agreement); (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of the Company; (c) materially impairs or could reasonably be expected to materially impair the value of any or all of the Collateral (as defined in the Security Agreement) or the priority of Payee's security interest in the Collateral; or (d) materially impairs, or could reasonably be expected to materially impair the ability of Payee to enforce any of its legal remedies pursuant to this Note, the Loan Agreement, or any Loan Document.

        Upon the occurrence of an Event of Default, at the election of the Payee, which election shall be exercised by written notice to the Company, the entire aggregate principal amount of this Note will become immediately due and payable, together with all accrued and unpaid interest thereon. Notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Sections 4(c) and 4(d), the entire aggregate principal amount of this Note, together with all accrued and unpaid interest thereon, shall immediately and without notice become due and payable without action of any kind on Payee's part. The Company shall give prompt written notice to the Payee of the occurrence of any Event of Default hereunder, and of any event which with the giving of notice or the passage of time or both would become an Event of Default hereunder.

        5. Notice of Liquidating Event. At least thirty (30) days prior to any dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, (each a "Liquidation Event"), the Company shall give written notice to Payee of the proposed Liquidation Event. Payee, at its option may convert this Note effective upon the occurrence of the Liquidation Event (or such earlier date as Payee requests), which conversion shall be subject to the Closing of the transaction that constitutes the Liquidation Event. If Payee does not so convert this Note, all principal under this Note, together with accrued and unpaid interest thereon, may be prepaid in full upon the occurrence of the Liquidation Event. In the case of any consolidation or merger of the Company with another entity, or the sale of all or a substantially part of its assets to another entity, or any reorganization or reclassification of the common stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Payee shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore purchasable hereunder on conversion of this Note, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of common stock equal to the number of shares of common stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Payee to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of this Note. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the Payee, the obligation to deliver to the Payee such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Payee may be entitled to receive.

        6. Security. The full amount of this Note is secured by certain collateral (the "Collateral") identified and described as security therefor in the Security Agreement of even date herewith (the "Security Agreement") executed and delivered by the Company. The Company shall not, directly or indirectly, create, permit, or suffer to exist, and shall defend the Collateral against and take such other action is necessary to remove, any lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

        7. Notice. Any notice or communication given under this Note will be in writing and be hand delivered, mailed by registered or certified mail, postage prepaid, delivered by facsimile or electronic mail (with a telephonic confirmation or confirmation) or by overnight courier as follows:

               (i)    If to Payee:
                     <<Name>>
                     <<Street_Address>>
                     <<City_State_Zip>>

               (ii)   If to the Company to:
                      Spatialight, Inc.
                      9 Commercial Boulevard, Suite 200
                      Novato, CA   94949-5759
                      Attn:  Michael H. Burney
                      Facsimile:  (415) 883-3363

or at such other address as hereafter will be furnished in writing by the addressed party to the other party. Delivery by hand will be deemed given when personally delivered; delivery by registered or certified mail will be deemed given three (3) business days after the same is posted; delivery by facsimile or electronic mail will be deemed given when received; and delivery by overnight courier will be deemed given the first business day following the date of timely deposit with such courier.

        8. Waiver; Modification in Writing. No failure or delay on the part of Payee in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Payee at law, in equity or otherwise. Any provision of this Note may be waived by or on behalf of Payee, and this Note may be amended, provided such waiver or amendment is approved and signed by the Company and Payee. Notwithstanding anything to the contrary herein, at any time before this Note comes due Payee shall have a right to waive the early maturity of this Note due to the removal or resignation of Robert Olins from the board of directors, and Company shall consent to a written waiver of such early maturity.

        9. Governing Law. This Note will be deemed to be a contract made under the laws of the State of New York, and for all purposes will be construed in accordance with the laws of said state, without regard to principles of conflicts of law.

        10. Severability of Provisions. Any provision of this Note which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        11. Assignment. The Payee may assign all or any portion of this Note without the consent of the Company to persons who deliver to the Company documentation reasonably satisfactory to it evidencing that they meet the following criteria: at the time of the assignment of all or any portion of the Note and at the Maturity Date such person (a) (i) will have acquired the securities for investment and not with a view to distribution and (ii) acknowledges that such securities will not be registered under the Securities Act or applicable state securities laws and may have to be held indefinitely unless they are subsequently registered or qualified under such laws; (b) either
(i) has a pre-existing personal or business relationship with the Corporation or its executive officers, or (ii) by reason of such person's business or financial experience has the capacity to protect such person's own interests in connection with the transaction; and (c) is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Company shall not assign any of their respective rights or obligations in respect of this Note without the prior written consent of the Payee.

        12. Headings. The headings in this Note are for the convenience of reference only and will not affect the construction of this Note.

        IN WITNESS WHEREOF, this Note is executed by a duly authorized officer of each of the undersigned as of the date and year first above written.


                                       SPATIALIGHT, INC.


                                       By:
                                           -------------------------------------
                                           Michael H. Burney
                                           Chief Executive Officer

                                                                         ANNEX I

                              NOTICE OF CONVERSION



TO:     Spatialight, Inc.

        (1) The undersigned hereby elects to convert $______________ of the outstanding balance under the Secured Convertible Note (the "Note") attached hereto into __________ shares of Common Stock of Spatialight, Inc., pursuant to
Section 3(a)(i) of the attached Secured Convertible Note, and tenders herewith the Note for [partial] cancellation [and reissuance in the amount of $____________ pursuant to Section 3(c)].

        (2) In exercising its conversion rights, the undersigned hereby confirms and acknowledges that such person (a) (i) has acquired the securities for investment and not with a view to distribution and (ii) acknowledges that such securities will not be registered under the Securities Act or applicable state securities laws and may have to be held indefinitely unless they are subsequently registered or qualified under such laws; (b) either (i) has a pre-existing personal or business relationship with the Corporation or its executive officers, or (ii) by reason of such person's business or financial experience has the capacity to protect such person's own interests in connection with the transaction; and (c) is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act.

        (3) Please issue a certificate representing said shares of Common Stock in the name of the undersigned:


                                                   -----------------------------
                                                   (Name)

----------------------------                       -----------------------------
(Date)                                             (Signature)